UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2005 (January 18, 2005)

BROCADE COMMUNICATIONS SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-25601 (Commission File Number)	77-0409517 (I.R.S. Employer Identification Number)

1745 Technology Drive
San Jose, CA 95110
(Address, including zip code, of principal executive offices)

(408) 333-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a material Definitive Agreement.

     At a meeting on January 21, 2005, the Compensation Committee of Brocade Communications Systems, Inc. (“Brocade” or the “Company”) approved a compensation package for Michael Klayko as described in Item 5.02 below. Such description is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition.

In a press release issued January 24, 2005, Brocade announced that its Audit Committee has completed its previously announced internal review.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

     As announced on January 6, 2005, on management’s recommendation, the Company, in consultation with KPMG LLP, the Company’s independent auditors, and the Company’s advisors, concluded that the Company’s financial statements for the fiscal years ending 2001, 2002 and 2003, and the interim periods contained therein, should no longer be relied upon because of an error in such financial statements as addressed in Accounting Principles Board Opinion No. 20. Upon completion of the internal review, the Audit Committee further determined that there was insufficient basis to rely on the Company’s process and related documentation to support recorded measurement dates used to account for certain stock options granted prior to August 2003. As a result, the Company will record additional stock-based compensation charges relating to many of its stock option grants from the periods 1999 though the third quarter of fiscal 2003. In addition, it was concluded that there were improprieties in connection with the documentation of stock option grants and related employment records of a small number of employees prior to mid 2002, which resulted in immaterial adjustments included in this restatement. These charges will affect the previously filed financial statements for fiscal years 2002 and 2003. The Company also expects to make stock based compensation and associated income tax adjustments to previously reported fiscal year 2004 financial results. Therefore, previously reported fiscal year 2004 financial results should not be relied upon.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)(c) At a meeting of the Board of Directors (the “Board”) of Brocade on January 21, 2005, the Board elected Michael Klayko as the Chief Executive Officer of the Company and appointed him as a member of the Board. Mr. Klayko, 50, has been serving as the Company’s Vice President of Worldwide Sales since May 2004 and previously served as the Vice President of Marketing and Support. Mr. Klayko joined Brocade in January 2003 when the Company acquired Rhapsody Networks, Inc., a privately held technology company, where he served as the Chief Executive Officer and President. Prior to joining Rhapsody, from December 1998 to April 2001, Mr. Klayko was the Executive Vice president of McDATA Corporation, a storage networking company.

     The Compensation Committee of the Board approved a compensation package at a meeting for Mr. Klayko which includes a base salary of $520,000 with a target incentive bonus of 75% of his base salary or $390,000. Mr. Klayko will also be granted 1,000,000 options to purchase common stock of the Company.

     At the meeting of the Board on January 18, 2005, the Board appointed Dave House as the Executive Chairman of the Board and interim Chief Executive Officer. Mr. House’s biographical information is contained in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on February 23, 2004 and such biographical information is incorporated herein by reference. No compensation arrangements were made.

     Effective on January 18, 2005, Greg Reyes ceased being the Company’s Chief Executive Officer and Chairman. Mr. Reyes will remain on the Board and will serve as a consultant to the Company.

     A copy of the press release announcing the appointments is attached as Exhibit 99.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

99.1 Press release, dated January 24, 2005, entitled “Brocade Announces the Completion of Audit Committee Internal Review.”

99.2 Press release, dated January 24, 2005, entitled “Brocade Announces Executive Appointments: Michael Klayko Named CEO.”

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.
Dated: January 24, 2005	By:	/s/ Antonio Canova
Antonio Canova
Vice President, Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated January 24, 2005, entitled “Brocade Announces the Completion of Audit Committee Internal Review.”
99.2	Press release, dated January 24, 2005, entitled “Brocade Announces Executive Appointments: Michael Klayko Named CEO.”